UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Highland Funds I

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Crescent Court, Suite 700, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Highland HFR Global ETF	NYSE Arca, Inc.	47-3750057
Highland HFR Event-Driven ETF	NYSE Arca, Inc.	47-3722171
Highland HFR Equity Hedge ETF	NYSE Arca, Inc.	47-3717478

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-132400

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest is set forth in the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 811-21866; 333-132400), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on May 28, 2015 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933, as amended. Any form of supplement or amendment to the Registration Statement that is subsequently filed that relates to a Fund is hereby also incorporated by reference herein.

Item 2.	Exhibits

(a)	Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registration Statement.

(b)	Bylaws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HIGHLAND FUNDS I

Date: May 29, 2015	By:	/s/ Ethan Powell
Ethan Powell
Secretary

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